UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2009 (July 16, 2009)
American Claims Evaluation, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-14807 (Commission File Number)	11-2601199 (IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York (Address of principal executive offices)	11753 (Zip Code)
Registrant’s telephone number, including area code: (516) 938-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.
On July 16, 2009, American Claims Evaluation, Inc. (the “Company”) entered into a Settlement Agreement (the “Agreement”) with John Torrens (the “Former Majority Shareholder”), Kyle Palin Torrens and Carlena Palin Torrens (collectively with the Former Majority Shareholder, the “Prior Owners”).
The Agreement was entered into to resolve certain disputes that had arisen among the parties regarding various elements of a Stock Purchase Agreement dated September 12, 2008 pursuant to which the Company purchased all of the outstanding shares of Interactive Therapy Group Consultants, Inc. (“ITG”) from the Prior Owners.
In settlement of all claims between and among the parties, the Former Majority Shareholder agreed to a modification of his Employment Agreement with ITG and the Prior Owners agreed to a judgment of $87,400 plus interest in favor of the Company.
Item 9.01          Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 10.17	Settlement Agreement by and among American Claims Evaluation, Inc., John Torrens, Kyle Palin Torrens and Carlena Palin Torrens, dated July 16, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLAIMS EVALUATION, INC.
Date: July 17, 2009	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.17	Settlement Agreement by and among American Claims Evaluation, Inc., John Torrens, Kyle Palin Torrens and Carlena Palin Torrens, dated July 16, 2009.

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